UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 23, 2007 (January 17, 2007)

Date of Report (Date of earliest event reported)

SANMINA-SCI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21272	77-0228183
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 North First Street

San Jose, California 95134

(Address of principal executive offices)

(408) 964-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           On January 17, 2007, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Sanmina-SCI Corporation (the “Company”) approved a restricted stock award to Jure Sola, the Company’s Chairman and Chief Executive Officer, that will be earned only if the Company achieves certain performance targets as reflected by increases in the Company’s common stock price.

The shares will be issued pursuant to the Company’s 1999 Stock Plan and will be released to Mr. Sola if the 20 trading-day average closing price of the Company’s common stock (the “Average Closing Price”) reaches several performance hurdles as follows: 80,000 shares will be released if the Average Closing Price equals or exceeds $9.00; an additional 160,000 shares will be released if the Average Closing Price equals or exceeds $11.00; an additional 360,000 shares will be released  if the Average Closing Price equals or exceeds $13.00; and an additional 400,000 shares will be released if the Average Closing Price equals or exceeds $15.00.  The award becomes effective on February 15, 2007 and expires on December 31, 2009, and any shares that have not been released to Mr. Sola by such time will be returned to the Company’s stock pool.

At this time, the Compensation Committee does not contemplate approving a similar award to Mr. Sola prior to December 31, 2009, subject to its discretion upon a material change in circumstances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANMINA-SCI CORPORATION

Date: January 23, 2007	By:	/s/ David L. White
David L. White
Executive Vice President and Chief Financial Officer